Exhibit 99.1
AT THE COMPANY: Bill Bayless Chief Executive Officer (512) 732-1000	AT THE FINANCIAL RELATIONS BOARD: Georganne Palffy General Info (312) 640-6768

FOR IMMEDIATE RELEASE

WEDNESDAY, NOVEMBER 10, 2004

AMERICAN CAMPUS COMMUNITIES, INC. REPORTS THIRD QUARTER FINANCIAL RESULTS

Austin, TX -- November 10, 2004: American Campus Communities, Inc. (NYSE:ACC) (the "company") today reported operating results for the third quarter ended September 30, 2004.

Highlights

  Consummated the company's initial public offering ("IPO") of 12.6 million shares of common stock, including the exercise of 515,000 shares of the underwriter's over-allotment option, representing gross offering proceeds of $220.8 million.

  Secured a $75.0 million credit facility from a syndicate of lenders led by Citigroup and Deutsche Bank.

  Completed the development, lease up, and commencement of operations at three new properties totaling 457 units and 1,635 beds in San Bernardino, CA, Fresno, CA and Philadelphia, PA. As of September 30, 2004, these properties were 99 percent occupied.

  Achieved 97 percent occupancy for same store owned off-campus properties for the 2004/2005 academic year lease-up, a 9 percent increase over the 2003/2004 lease-up occupancy of 88 percent. The company's total owned portfolio achieved 98 percent occupancy for the 2004/2005 academic year lease up.

  Initiated the development of a $35.8 million owned off-campus property in Buffalo, New York, consisting of 271 units and 828 beds, which is scheduled to open for occupancy in August 2005.

  Entered into a purchase and sale agreement to acquire five student-housing properties in Florida consisting of 446 units and 1,656 beds, for a purchase price of $53.5 million, including the assumption of $35.5 million in debt.

Third Quarter Operating Results

Quarterly information discussed herein reflects the combination of the company's operations since its commencement on August 17, 2004 concurrent with the consummation of the IPO, and the company's Predecessor operations for the period prior to August 17, 2004. The company's Predecessor operations include among other items, higher debt and interest expense levels, and the operations of certain non-core assets that were distributed to the Predecessor owners as part of the formation transactions that are reflected as discontinued operations in the Predecessor statement of operations. Additionally, the post-IPO results in the third quarter of 2004 were impacted by a series of charges totaling approximately $2.6 million related to the company's recent IPO and related formation transactions. The primary components of the charges include: (i) profits interest unit grants of approximately $2.1 million; (ii) restricted stock unit grants of $0.1 million; and (iii) write-off of loan origination costs and exit fees associated with the repayment of indebtedness of approximately $1.2 million. These items were partially offset by the recognition of a deferred tax asset associated with a step up in the tax basis of on-campus participating properties owned by our TRS, resulting in an income tax benefit of $0.8 million. As a result, the historic results of operations prior to the IPO and the related combined results of operations for the quarter discussed herein are not indicative, or in some instances directly comparable, to the results of operations after the IPO.

For the three months ended September 30, 2004, the company had total revenues of $13.7 million compared to $13.3 million for the three months ended September 30, 2003, an increase of $0.4 million. The net loss, for the three months ended September 30, 2004, was $5.2 million, compared to a net loss of $1.5 million for the third quarter in 2003. Funds from Operations ("FFO") for the three months ended September 30, 2004 and 2003 were ($2.6 million) and $0.7 million, respectively. Funds from operations -- modified for operational performance of on-campus participating properties ("FFOM") for the three months ended September 30, 2004 and 2003 were ($2.2 million) and $1.3 million, respectively. Excluding the charges specifically related to the IPO and formation transactions as described in the preceding paragraph, net loss, FFO and FFOM for the three month period ended September 30, 2004 would have been $2.6 million, $0.0 million and $0.4 million, respectively. As anticipated in our Prospectus dated August 11, 2004, the decline in our 2004 third quarter operating results is primarily the result of the decline in the third party development services revenues. A reconciliation of FFO and FFOM to net loss, the most directly comparable GAAP measure, is included in a schedule accompanying this press release.

Bill Bayless, Chief Executive Officer of American Campus Communities, stated, "The successful completion of our initial public offering during the quarter demonstrates the market's confidence in our strategy and proven track record. We are pleased that in tandem with our public offering, we were able to secure a $75 million credit facility, deliver nine development properties for either our own account or third party clients, and lease our owned portfolio to a level in excess of 95 percent for the upcoming academic year. Our third quarter reflects the seasonality of our operations, as our business activities coincide with the beginning of the academic year at the nation's colleges and universities."

Portfolio/Business Update

The company opened six third party on-campus development projects representing in excess of $218 million in development, and consisting of more than 1,500 units and 4,000 beds. Four of the respective institutions have contracted the company to provide on-going property management services. In addition, during the quarter the company secured two additional third party management contracts. At the end of the quarter, the company owned 17 properties containing more than 4,000 units and 12,000 beds, an increase of 2,000 beds and 20% over the third quarter 2003 and, including the owned properties, the company managed 35 properties representing more than 8,700 units and 24,000 beds, an increase of 4,700 beds, or a 24% increase, over the third quarter 2003.

Growth Activity

As previously announced, the company commenced development on a $35.8 million owned off-campus development near the State University of New York at Buffalo. The 271-unit, 828-bed development is expected to open for occupancy in the third quarter of 2005. The company also entered into an agreement to acquire five student-housing properties in Florida. The properties total 446 units and 1,656 beds with occupancy of approximately 95 percent, and currently generate average monthly revenue per bed of $445. The acquisition is expected to close in the fourth quarter of 2004.

With regard to these transactions, Mr. Bayless commented, "We are excited about the opportunities afforded us by the Buffalo development and the Florida acquisitions. Both transactions fit well into our growth strategy, which focuses on owning high quality assets, located in close proximity to colleges and universities, that offer product differentiation, which provides a competitive advantage in the marketplace. Our strategy to maximize shareholder return is disciplined -- we will not grow for the sake of growth, but will build value by staying true to the market and investment criteria that has made us the premiere company in the student housing industry."

Third Quarter Distribution

As previously announced the Board of Directors approved a quarterly dividend distribution of $0.1651 per share, which will be paid on November 29, 2004 to all common shareholders of record as of November 22, 2004.

2004 Outlook

The company believes that the financial results for the fourth quarter of 2004 will be affected by national and regional economic trends and events, the acquisition of properties, the amount of income recognized by the taxable REIT subsidiary, and any corresponding income tax expense and other factors. Based upon these assumptions management anticipates that the fourth quarter 2004 FFO will be in the range of $0.44 to $0.47 per diluted share and that FFOM will be in the range of $0.35 to $0.38 per diluted share. All guidance is based on the current expectations and judgment of the company's management team.

A reconciliation of the range provided for projected net income to projected FFO and FFOM for the fourth quarter of 2004, and assumptions utilized is included in the tables herein.

2005 Outlook

The company believes that the financial results for the fiscal year ended December 31, 2005 will be affected by national and regional economic trends and events, the acquisition of properties, the ability of the company to be awarded development projects and the timing of such awards, the amount of income recognized by the taxable REIT subsidiary, and any corresponding income tax expense and other factors. Based upon these assumptions management anticipates that the fiscal year 2005 FFO will be in the range of $1.54 to $1.67 per diluted share and that FFOM will be in the range of $1.32 to $1.47 per diluted share. All guidance is based on the current expectations and judgment of the company's management team.

A reconciliation of the range provided for projected net income to projected FFO and FFOM for the fiscal year ended December 31, 2005, and assumptions utilized is included in the tables herein.

Earnings Call

The company will host a conference call to discuss third quarter results and provide a company update on Thursday, November 11, 2004 at 11:00 a.m. Eastern, 10:00 a.m. Central, 9:00 a.m. Mountain, 8:00 a.m. Pacific.

To participate by telephone please dial 800-475-2151 or 973-582-2749 at least 5 minutes before start time. You may also participate in the call by webcast on the Company website at www.americancampuscommunities.com or at www.fulldisclosure.com.

To listen to a live broadcast, go to this site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. In addition, informational slides to accompany the conference call will be available at www.americancampuscommunities.com in the Investor Relations section, or at www.fulldisclosure.com at the beginning of the call.

About the Company

American Campus Communities, Inc. is the only publicly traded REIT solely focused on student housing in the United States. American Campus Communities is a fully integrated, self-managed and self-administered equity REIT with expertise in the acquisition, design, finance, development, construction management, leasing and management of student housing properties. The company owns 17 high-quality student housing properties, containing more than 4,100 apartment units and 12,600 beds. In conjunction with the properties owned, the company manages 35 student housing properties, representing more than 24,000 beds. For more information please go to the company website at www.americancampuscommunities.com.

Forward-Looking Statements

This press release contains forward-looking statements, which express the current beliefs and expectations of management. Except for historical information, the matters discussed in this press release are forward-looking statements and can be identified by the use of the words "anticipate," "believe," "expect," "intend," "may," "might," "plan," "estimate," "project," "should," "will," "result" and similar expressions. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements.

Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including risks and uncertainties inherent in the national economy, the real estate industry in general, and in our specific markets; the effect of terrorism or the threat of terrorism; legislative or regulatory changes including changes to laws governing REITS; our dependence on key personnel whose continued service is not guaranteed; availability of qualified acquisition and development targets; availability of capital and financing; rising interest rates; rising insurance rates; impact of ad volarem and income taxation; changes in generally accepted accounting principals; and our continued ability to successfully lease and operate our properties. While we believe these forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. These forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

AMERICAN CAMPUS COMMUNITIES, INC. AND SUBSIDIARIES AND AMERICAN CAMPUS PREDECESSOR

CONSOLIDATED AND COMBINED BALANCE SHEETS

(In thousands except share and per share data)
	Company	Predecessor
	September 30, 2004	December 31, 2003
	(Unaudited)
Assets
Investments in real estate:
Student housing facilities subject to leases, net	$ 68,168	$ 69,713
Student housing facility subject to lease-held for sale	-	7,976
Student housing properties, net	268,137	222,907
Investments in real estate, net	336,305	300,596

Cash and cash equivalents	5,491	5,227
Restricted cash and short-term investments	7,385	9,503
Student contracts receivable, net	2,000	2,355
Other assets	10,969	12,885

Total assets	$ 362,150	$ 330,566

Liabilities and stockholders' and Predecessor owners' equity

Liabilities:
Mortgage loans, bonds payable, and lines of credit	$ 193,028	$ 267,518
Note payable secured by leasehold held for sale	-	8,080
Accounts payable and accrued expenses	6,856	3,847
Other liabilities	21,636	23,211

Total liabilities	221,520	302,656

Minority interests	2,545	252

Stockholders' and Predecessor owners' equity:
Common stock, $.01 par value, 800,000,000 shares authorized, 12,615,000 shares issued and outstanding	126	-
Additional paid in capital	139,606	-
Accumulated deficit	(1,538)	-
Accumulated other comprehensive loss	(109)	(197)
Predecessor owners' equity	-	27,855
Total stockholders' and Predecessor owners' equity	138,085	27,658

Total liabilities and stockholders' and Predecessor owners' equity	$ 362,150	$ 330,566

AMERICAN CAMPUS COMMUNITIES, INC. AND AMERICAN CAMPUS PREDECESSOR

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)
	Company	Predecessor
	Period from August 17, 2004 to September 30, 2004	Period from July 1, 2004 to August 16, 2004	Three Months Ended September 30, 2003
Revenues:
Student housing rental revenue	$ 5,045	$ 4,146	$ 7,500
Student housing facilities subject to leases revenue	2,483	845	2,893
Third party development services	332	178	2,679
Third party development services -- student housing facilities subject to leases	13	14	30
Third party facility management services - affiliates	-	19	58
Third party management services	340	176	178
Resident services	114	-	-
Total revenues	8,327	5,378	13,338

Operating expenses:
Student housing	2,391	2,942	4,265
Student housing facilities subject to leases	431	1,601	2,170
Third party development and management services	718	612	1,401
General and administrative	2,888	24	345
Depreciation and amortization	1,401	1,284	2,209
Ground lease	100	202	43
Total operating expenses	7,929	6,665	10,433

Operating income (loss)	398	(1,287)	2,905

Nonoperating income and (expenses):
Interest income	14	18	20
Interest expense	(2,006)	(2,575)	(4,235)
Amortization of deferred financing costs	(702)	(81)	(140)
Other nonoperating income	-	274	-
Total nonoperating expenses	(2,694)	(2,364)	(4,355)

Loss before income tax benefit, minority interests, and discontinued operations	(2,296)	(3,651)	(1,450)
Income tax benefit	757	-	-
Minority interests	1	85	(4)
Loss from continuing operations	(1,538)	(3,566)	(1,454)
Loss attributable to discontinued operations	-	(104)	(90)
Net loss	$ (1,538)	$ (3,670)	$ (1,544)

Loss per share -- basic:
Loss from continuing operations per share	$ (0.13)
Net loss per share	$ (0.13)

Loss per share -- diluted:
Loss from continuing operations per share	$ (0.13)
Net loss per share	$ (0.13)

Weighted-average common shares outstanding:
Basic	12,290,256
Diluted	12,290,256

AMERICAN CAMPUS COMMUNITIES, INC. AND AMERICAN CAMPUS PREDECESSOR

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)
	Company	Predecessor
	Period from August 17, 2004 to September 30, 2004	Period from January 1, 2004 to August 16, 2004	Nine Months Ended September 30, 2003
Revenues:
Student housing rental revenue	$ 5,045	$ 19,861	$ 23,815
Student housing facilities subject to leases revenue	2,483	9,340	10,904
Third party development services	332	3,896	6,253
Third party development services -- student housing facilities subject to leases	13	497	86
Third party facility management services - affiliates	-	178	246
Third party management services	340	789	572
Resident services	114	-	-
Other income	-	-	12
Total revenues	8,327	34,561	41,888

Operating expenses:
Student housing	2,391	10,120	11,544
Student housing facilities subject to leases	431	5,354	5,719
Third party development and management services	718	3,403	3,941
General and administrative	2,888	1,032	1,188
Depreciation and Amortization	1,401	5,815	6,631
Ground lease	100	598	302
Total operating expenses	7,929	26,322	29,325

Operating income	398	8,239	12,563

Nonoperating income and (expenses):
Interest income	14	43	56
Interest expense	(2,006)	(11,142)	(12,641)
Amortization of deferred financing costs	(702)	(369)	(418)
Other nonoperating income	-	274	-
Total nonoperating expenses	(2,694)	(11,194)	(13,003)
Loss before income tax benefit, minority interests, and discontinued operations	(2,296)	(2,955)	(440)
Income tax benefit	757	-	-
Minority interests	1	129	(25)
Loss from continuing operations	(1,538)	(2,826)	(465)
Discontinued operations:
Loss attributable to discontinued operations	-	(373)	(102)
Gain from disposition of real estate	-	58	-
Total discontinued operations	-	(315)	(102)
Net loss	$ (1,538)	$ (3,141)	$ (567)

Loss per share -- basic:
Loss from continuing operations per share	$ (0.13)
Net loss per share	$ (0.13)

Loss per share -- diluted:
Loss from continuing operations per share	$ (0.13)
Net loss per share	$ (0.13)
Weighted-average common shares outstanding:
Basic	12,290,256
Diluted	12,290,256

AMERICAN CAMPUS COMMUNITIES, INC.

As of September 30, 2004, our property portfolio consisted of the following:

PROPERTY	LOCATION	PRIMARY UNIVERSITY SERVED	UNITS	BEDS

Owned off campus properties:
Commons On Apache	Tempe, AZ	Arizona State University Main Campus	111	444
The Village at Blacksburg	Blacksburg, VA	Virginia Polytechnic Institute and State University	288	1,056
The Village on University	Tempe, AZ	Arizona State University Main Campus	288	918
River Club Apartments	Athens, GA	The University of Georgia--Athens	266	794
River Walk Townhomes	Athens, GA	The University of Georgia--Athens	100	340
The Callaway House	College Station, TX	Texas A&M University	173	538
The Village at Alafaya Club	Orlando, FL	The University of Central Florida	228	840
The Village at Science Drive	Orlando, FL	The University of Central Florida	192	732
University Village at Boulder Creek	Boulder, CO	The University of Colorado at Boulder	82	309
University Village at Fresno	Fresno, CA	California State University, Fresno	105	406
University Village at San Bernardino	San Bernardino, CA	California State University, San Bernardino	132	480
University Village at TU	Philadelphia, PA	Temple University	220	749
University Village at Sweet Home *	Buffalo, NY	State University of New York - Buffalo	271	828
Total owned off campus properties			2,456	8,434

On campus participating properties:
University Village--PVAMU	Prairie View, TX	Prairie View A&M University	612	1,920
University College--PVAMU	Prairie View, TX	Prairie View A&M University	756	1,470
University Village--TAMIU	Laredo, TX	Texas A&M International University	84	252
Cullen Oaks	Houston, TX	The University of Houston	231	525
Total on campus participating properties			1,683	4,167

Total owned properties			4,139	12,601

* Under construction -- scheduled opening in August 2005.

NET OPERATING INCOME

Same store and new store net operating income for owned off campus properties and on campus participating properties for the three months ended September 30, 2004 and 2003 is as follows:

	Three Months Ended September 30, 2004	Three Months Ended September 30, 2003	Change ($)	Change (%)
Property Revenues
Owned Off Campus Properties
Same Store Properties	$ 7,869	$ 7,500	$ 369	4.9%
New Properties	1,322	-	1,322	100.0%
Total Owned Off Campus Properties	9,191	7,500	1,691	22.5%

On Campus Participating Properties
Same Store Properties	3,205	2,766	439	15.9%
New Properties	123	127	(4)	-3.1%
Total On Campus Participating Properties	3,328	2,893	435	15.0%
Total Property Revenues	$ 12,519	$ 10,393	$ 2,126	20.5%

Property Operating Expenses
Owned Off Campus Properties
Same Store Properties	$ 4,645	$ 4,265	$ 380	8.9%
New Properties	688	-	688	100.0%
Total Owned Off Campus Properties	5,333	4,265	1,068	25.0%

On Campus Participating Properties
Same Store Properties	1,938	2,103	(165)	-7.8%
New Properties	94	67	27	40.3%
Total On Campus Participating Properties	2,032	2,170	(138)	-6.4%
Total Property Operating Expenses	$ 7,365	$ 6,435	$ 930	14.5%

Property Net Operating Income
Owned Off Campus Properties
Same Store Properties	$ 3,224	$ 3,235	$ (11)	-0.3%
New Properties	634	-	634	100.0%
Total Owned Off Campus Properties	3,858	3,235	623	19.3%

On Campus Participating Properties
Same Store Properties	1,267	663	604	91.1%
New Properties	29	60	(31)	-51.7%
Total On Campus Participating Properties	1,296	723	573	79.3%
Total Property Net Operating Income	$ 5,154	$ 3,958	$ 1,196	30.2%

Same store and new store net operating income for owned off campus properties and on campus participating properties for the nine months ended September 30, 2004 and 2003 is as follows:

	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003	Change ($)	Change (%)
Property Revenues
Owned Off Campus Properties
Same Store Properties	$ 23,584	$ 23,815	$ (231)	-1.0%
New Properties	1,322	-	1,322	100.0%
Total Owned Off Campus Properties	24,906	23,815	1,091	4.6%

On Campus Participating Properties
Same Store Properties	11,269	10,777	492	4.6%
New Properties	554	127	427	336.2%
Total On Campus Participating Properties	11,823	10,904	919	8.4%
Total Property Revenues	$ 36,729	$ 34,719	$ 2,010	5.8%

Property Operating Expenses
Owned Off Campus Properties
Same Store Properties	$ 11,823	$ 11,544	$ 279	2.4%
New Properties	688	-	688	100.0%
Total Owned Off Campus Properties	12,511	11,544	967	8.4%

On Campus Participating Properties
Same Store Properties	5,513	5,652	(139)	-2.5%
New Properties	272	67	205	306.0%
Total On Campus Participating Properties	5,785	5,719	66	1.2%
Total Property Operating Expenses	$ 18,296	$ 17,263	$ 1,033	6.0%

Property Net Operating Income
Owned Off Campus Properties
Same Store Properties	$ 11,761	$ 12,271	$ (510)	-4.2%
New Properties	634	-	634	100.0%
Total Owned Off Campus Properties	12,395	12,271	124	1.0%

On Campus Participating Properties
Same Store Properties	5,756	5,125	631	12.3%
New Properties	282	60	222	370.0%
Total On Campus Participating Properties	6,038	5,185	853	16.5%
Total Property Net Operating Income	$ 18,433	$ 17,456	$ 977	5.6%

FUNDS FROM OPERATIONS

As defined by NAREIT, FFO represents income (loss) before allocation to minority interests (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

The following table presents a reconciliation of our FFO to our net loss for the three months and nine months ended September 30, 2004 and 2003:
	Period from August 17,2004 (Inception) to September 30, 2004	Three Months Ended September 30, 2004	Three Months Ended September 30, 2003	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
Net Loss	$ (1,538)	$ (5,208)	$ (1,544)	$ (4,679)	$ (567)
Minority Interest In Income (Losses)	(1)	(86)	4	(130)	25
Gain from disposition of real estate	-	-	-	(58)	-
Real Estate Related Depreciation and Amortization:
Total depreciation and amortization	1,401	2,685	2,209	7,216	6,631
Discontinued operations depreciation and amortization	-	44	90	219	259
Furniture, fixtures, and equipment depreciation	(36)	(76)	(69)	(217)	(215)
Funds From Operations	$ (174)	$ (2,641)	$ 690	$ 2,351	$ 6,133

Funds From Operations per share -- basic	$ (0.01)
Funds From Operations per share -- diluted	$ (0.01)

Weighted Average Common Shares Outstanding:
Basic	12,290,256
Diluted	12,290,256

Our FFO for the period from August 17, 2004 to September 30, 2004 was impacted by a series of charges totaling approximately $2.6 million related to our recent IPO and related formation transactions. The primary components of the charges include: (i) PIU grants of approximately $2.1 million, (ii) restricted stock grants of $0.1 million, and (iii) write-off of loan origination costs and exit fees associated with the repayment of indebtedness of approximately $1.2 million. These items were partially offset by the recognition of a deferred tax asset associated with a step up in the tax basis of participating properties owned by our TRS, resulting in an income tax benefit of $0.8 million.

While our on-campus participating properties contributed $11.8 million and $10.9 million to our revenues for the nine months ended September 30, 2004 and 2003, respectively, and $3.3 million and $2.9 million to our revenues for the three months ended September 30, 2004 and 2003, respectively, under our participating ground leases, we and the participating university systems each receive 50% of the properties' net cash available for distribution after payment of operating expenses, debt service (which includes significant amounts towards repayment of principal) and capital expenditures. A substantial portion of our revenues attributable to these properties is reflective of cash that is required to be used for capital expenditures and for the amortization of applicable property indebtedness. These amounts do not increase our economic interest in these properties or otherwise benefit us since our interest in the properties terminates upon the repayment of the applicable property indebtedness.

As noted above, FFO excludes GAAP historical cost depreciation and amortization of real estate and related assets because these GAAP items assume that the value of real estate diminishes over time. However, unlike the ownership of our owned off-campus properties, the unique features of our ownership interest in our on-campus participating properties cause the value of these properties to diminish over time. For example, since the ground leases under which we operate the participating properties require the reinvestment from operations of specified amounts for capital expenditures and for the repayment of debt while our interest in these properties terminates upon the repayment of the debt, such capital expenditures do not increase the value of the property to us and mortgage debt amortization only increases the equity of the ground lessor. Accordingly, when considering our FFO, we believe it is also a meaningful measure of our performance to modify FFO to exclude the operations of our on-campus participating properties and to consider their impact on performance by including only that portion of our revenues from those properties that are reflective of our share of net cash flow and the management fees that we receive, both of which increase and decrease with the operating measure of the properties, a measure referred to herein as FFOM.

Funds From Operations--Modified for Operational Performance of On-Campus Participating Properties:
	Period from August 17,2004 (Inception) to September 30, 2004	Three Months Ended September 30, 2004	Three Months Ended September 30, 2003	Period from July 1, 2004 to August 16, 2004	Nine Months Ended September 30, 2003
Funds From Operations	$ (174)	$ (2,641)	$ 690	$ 2,351	$ 6,133
Elimination of operations of on-campus participating properties:
Net Loss from on-campus participating properties	156	968	1,273	948	1,032
Amortization of investment in on-campus participating properties	(438)	(950)	(821)	(2,660)	(2,420)
Modifications to reflect operational performance of on-campus participating properties:
Our Share of Net Cash Flow (*)	115	302	43	698	302
Management Fees	97	158	141	586	525
Impact of On-Campus Participating Properties	212	460	184	1,284	827
Funds from Operations -- Modified for Operational Performance of On-Campus Participating Properties (FFOM)	$ (244)	$ (2,163)	$ 1,326	$ 1,923	$ 5,572

FFOM per share -- basic	$ (0.02)
FFOM per share -- diluted	$ (0.02)

Weighted-average common shares outstanding:
Basic	12,290,256
Diluted	12,290,256

(*) 50% of the properties' net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures. Schedule reflects amounts accrued for the 50% lessor distribution for all periods

This narrower measure of performance measures our profitability for these properties in a manner that is similar to the measure of our profitability from our services business where we similarly incur no initial or ongoing capital investment in a property and derive only consequential benefits from capital expenditures and debt amortization. We believe, however, that this narrower measure of performance is inappropriate in traditional real estate ownership structures where debt amortization and capital expenditures enhance the property owner's long-term profitability from its investment.

Our FFOM may have limitations as an analytical tool because it reflects the unique contractual calculation of net cash flow from our on-campus participating properties which is different from that of our off campus owned properties. Additionally, FFOM reflects features of our ownership interests in our on-campus participating properties that are unique to us. Companies that are considered to be in our industry may not have similar ownership structures; and therefore those companies may not calculate a FFOM in the same manner that we do, or at all, limiting its usefulness as a comparative measure. We compensate for these limitations by relying primarily on our GAAP and FFO results and using our FFOM only supplementally.

2004 AND 2005 OUTLOOK

2004 Outlook

A reconciliation of the range provided for projected net income to projected FFO and FFOM for the fourth quarter of 2004 is as follows (in thousands, except per share data):

	Low	High
Net income	$ 2,700	$ 2,975
Minority Interests	(10)	(5)
Depreciation and Amortization	2,900	3,000
Funds From Operations	$ 5,590	$ 5,970

Funds From Operations	$ 5,590	$ 5,970
Elimination of operations of on-campus
participating properties:
Net income from on-campus participating
properties	(1,100)	(1,050)
Amortization of investment in on-campus
participating properties	(850)	(850)
Modifications to reflect operational performance
of on-campus participating properties:
Our Share of Net Cash Flow	550	575
Management Fees	250	250
Impact of On-Campus Participating Properties	800	825
Funds from Operations - Modified for
Operational Performance of On-Campus
Participating Properties (FFOM)	$ 4,440	$ 4,895

Weighted average common shares outstanding
assuming dilution	12,744	12,744

Net income per average common share	$ 0.21	$ 0.23
FFO per average common share	$ 0.44	$ 0.47
FFOM per average common share	$ 0.35	$ 0.38

The fourth quarter of 2004 guidance assumes, among other things that: (i) the purchase of the Florida properties is completed by mid-December 2004, including the assumption of $35.5 million of debt with the balance of the purchase price financed under the credit facility; (ii) awarded projects will commence as expected; (iii) the company will record a gain of approximately $0.6 million from a partial insurance settlement related to a 2003 fire at our Fresno property; and (iv) the LIBOR and prime rate of interest will remain relatively constant during the period.

2005 Outlook

A reconciliation of the range provided for projected net income to projected FFO and FFOM for the fiscal year ended December 31, 2005 is as follows (in thousands, except per share data):

	Low	High
Net income	$ 5,300	$ 6,500
Minority Interests	(50)	(25)
Depreciation and Amortization	14,400	14,800
Funds From Operations	$ 19,650	$ 21,275

Funds From Operations	$ 19,650	$ 21,275
Elimination of operations of on-campus
participating properties:
Net income from on-campus participating
properties	(600)	(400)
Amortization of investment in on-campus
participating properties	(3,400)	(3,400)
Modifications to reflect operational performance
of on-campus participating properties:
Our Share of Net Cash Flow	400	500
Management Fees	800	800
Impact of On-Campus Participating Properties	1,200	1,300
Funds from Operations - Modified for
Operational Performance of On-Campus
Participating Properties (FFOM)	$ 16,850	$ 18,775

Weighted average common shares outstanding
assuming dilution	12,744	12,744

Net income per average common share	$ 0.42	$ 0.51
FFO per average common share	$ 1.54	$ 1.67
FFOM per average common share	$ 1.32	$ 1.47

The fiscal year ended December 31, 2005 guidance assumes, among other things that: (i) the purchase of the Florida properties is completed by mid-December 2004, includes the assumption of $35.5 million of debt recognized at fair value with the balance of the purchase price financed under the credit facility; (ii) the company will enter into additional property acquisition(s) by mid year at favorable terms; (iii) the owned off-campus property in Buffalo will open on time, will be completed on budget, and that 50% of the project will be permanently financed upon completion; (iv) the company will continue to operate the University Village at San Bernardino property, which is presently under a purchase option, throughout 2005; (v) the company will be able to enter into third-party development and construction projects contracts that will generate revenues consistent with our historic levels; (vi) the company's 2005/2006 academic year lease up will be at similar rates and occupancy as compared to those currently experienced by the company; (vii) benefit costs will remain relatively constant; (viii) the company's cost to comply with Sarbanes Oxley Section 404 by the end of next year will be approximately $0.5 million and (ix) the LIBOR and prime rate of interest will remain relatively constant during the period.